Exhibit 3.23

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) Filed in the office of Document Number 20140045645-41 [ILLEGIBLE] Filing Date sad Time Ross Miller 01/22/2014 9:38 AM Secretary of State Entity Number State of Nevada E0036442014-4 USE BLACK INK ONLY – DO NOT HIGHLIGHT ABOVESPACE IS FOR OFFICE USE ONLY 1. Name of Limited- BALLY PROPERTIES EAST, LLC Check box if a Check box if a Liability Company: Series Limited Restricted Limited- (must contain approved Liability Company Liability Company limited-liability company wording; see instructions) 2. Registered Commercial Registered Agent: Agent for Service Name of Process: (check Noncommercial Registered Agent OR Office or Position with Entity only one box) (name and address below) (name and address below) KATHRYN LEVER Name of Noncommercial Registered Agent OR Name Title of Office or Other Position with Entity 6650 EL CAMINO ROAD LAS VEGAS Nevada 89118 Street Address City Zip Code Nevada: Mailing Address (if different from street address) City Zip Code 3. Dissolution Latest date upon which the company is to dissolve (if existence is not perpetual): Date: (optional) 4. Management: Company shall be managed by: Manager(s) OR Member (s) (required) (check only one box) 5. Name and 1) BALLY GAMING, INC. Address of each Name Manager or 6601 SOUTH BERMUDA ROAD LAS VEGAS NV 89119 Managing Member: Street Address City State Zip Code (attach additional page it 2) more than 3) Name Street Address City State Zip Code 3) Name Street Address City State Zip Code 6. Effective Date and Time: (optional) Effective Date: Effective Time: 7. Name, Address I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge and Signature of that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of Organizer: (attach the Secretary of State. additional page it more KATHRYN LEVER X KATHRYN LEVER additional page it more Name Organizer Signature than 1 organizer) 6650 EL CAMINO ROAD LAS VEGAS NV 89118 Address City State Zip Code 8. Certificate of I hereby accept appointment as Registered Agent for the above named Entity. Acceptance of Appointment of X KATHRYN LEVER 1/22/2014 Registered Agent: Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date This form must be accompanied by appropriate fees. Nevada Secretary of State NRS 86 DLLC Articles Revised: 7-26-13

ATTACHMENT TO

ARTICLES OF ORGANIZATION

OF

BALLY PROPERTIES EAST, LLC

The Articles of Organization of Bally Properties East, LLC (the “Company”) consist of the articles set forth on the preceding page and the additional article set forth on this attachment as follows

8                                         Payment of Expenses.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these Articles of Organization, the Company’s operating agreement or any other agreement, the expenses of any member incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding arising by reason of the fact that such member is or was a member of the company must be paid by the Company, or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company as permitted by the laws of the State of Nevada, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of such member to repay the amount if it is ultimately determined by a court of competent jurisdiction that such member is not entitled to be indemnified by the Company.

Any repeal or modification of this Article 8 approved by the members of the Company shall be prospective only. In the event of any conflict between this Article 8 and any other article of the Company’s Articles of Organization, the terms and provisions of this Article 8 shall control.

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Registered Agent Acceptance (PURSUANT TO NRS 77.310) This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please vish http://www.nvsos.gov/index.aspx?page=141 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Acceptance of Appointment by Registered Agent In the matter of Bally Properties East, LLC Name of Represented Business Entity 1. Kathryn Lever am a: Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent* (complete only one) a) commercial registered agent listed with the Nevada Secretary of State. b) noncommercial registered agent with the following address for service of process: 6650 El Camino Road Las Vegas Nevada 89118 Street Address City Zip Cede Nevada Mailing Address (if different from street address) City Zip Code c) represented entity accepting own service of process at the following address: Title of Office or Position of Person in Represented Entity Nevada Street Address City Zip Code Nevada Mailing Address (if different from street address) City Zip Code and hereby state that on 1/22/14 I accepted the appointment as registered agent for the above named business entity. Date X [ILLEGIBLE] 1/22/14 Authorized signature of R.A. or On Behalf or R.A. Company Date *If changing Registered Agent when reinstating, officer’s signature required. X Signature of Officer Date Nevada Secretary of State Form RA Acceptance Revised: 5-7-13